Exhibit 10.6

Summary of Executive Compensation Arrangements

Name/Title	Base Salary
William W. Hunt, Jr	$293,164
President and
Chief Executive Officer

Cameron B. Waite	$245,840
Executive Vice President
Strategic Operations

Patrick D. Patterson	$257,500
Executive Vice President and
Chief Marketing Officer

Bruce A. Stahl	$211,090
Senior Vice President and
Chief Actuary

Mark D. Cloutier	$192,600
Senior Vice President and
Chief Financial Officer

James M. Heyer	$190,299
Senior Vice President
Risk Management

Each of the named executive officers is also eligible to receive annually a cash bonus and stock options. The amount of the cash bonus and the number of stock options depends on individual and company performance during the year prior to the award.